Instil Bio Reports Fourth Quarter and Full Year 2024 Financial Results and
Provides Corporate Update

Clinical data for AXN-2510/IMM2510 monotherapy in relapsed/refractory NSCLC in China by ImmuneOnco, as well as additional safety data in other solid tumors, anticipated in 1H 2025

Enrollment of 1L NSCLC patients in trial of AXN-2510/IMM2510 and chemotherapy by ImmuneOnco in China anticipated to begin in Q2 2025 with initial clinical data by ImmuneOnco expected in 2H 2025

Initiation of U.S. clinical study of AXN-2510/IMM2510 in combination with chemotherapy in 1L NSCLC anticipated before the end of 2025, assuming receipt of necessary regulatory approvals

DALLAS, TX, March 4, 2025 (GLOBE NEWSWIRE) Instil Bio, Inc. (“Instil”) (Nasdaq: TIL), a clinical-stage biopharmaceutical company focused on developing a pipeline of novel therapies, today reported its fourth quarter and full year 2024 financial results and provided a corporate update.

Recent Highlights:

•Clinical data for AXN-2510 (formerly SYN-2510) /IMM2510 anticipated in 1H 2025: Instil announced today that ImmuneOnco anticipates providing a clinical data update for AXN-2510/IMM2510 monotherapy in relapsed or refractory (R/R) non-small cell lung cancer (“NSCLC”) in the first half of 2025. Instil anticipates that ImmuneOnco will also release safety data from a total of approximately 100 patients treated with AXN-2510/IMM2510 as monotherapy across multiple solid tumors.

•Initiation by ImmuneOnco of Phase 1b/2 trial of AXN-2510/IMM2510 in combination with chemotherapy in NSCLC in China: ImmuneOnco announced enrollment of the first patient in the safety run-in of a Phase 1b/2 trial of AXN-2510/IMM2510 in combination with chemotherapy in NSCLC in China in January 2025. ImmuneOnco anticipates enrollment of first-line NSCLC patients in this study to initiate in Q2 2025, with initial clinical data anticipated in 2H 2025.

•U.S. clinical study of AXN-2510/IMM2510 in combination with chemotherapy in 1L NSCLC anticipated to commence before the end of 2025: Instil anticipates initiating a U.S. clinical trial of AXN-2510/IMM2510 in combination with chemotherapy for 1L NSCLC patients before the end of 2025, assuming the necessary regulatory approvals are obtained.

Fourth Quarter and Full Year 2024 Financial and Operating Results:

As of December 31, 2024, Instil had $115.1 million in total cash, cash equivalents, restricted cash and marketable securities, which consisted of $8.8 million in cash and cash equivalents, $1.8 million in restricted cash and $104.5 million in marketable securities, compared to $175.0 million in total cash, cash equivalents, restricted cash and marketable securities, which consisted of $9.2 million in cash and cash equivalents, $1.5 million in restricted cash, $141.2 million in marketable securities and $23.2 million in long-term investments, as of December 31, 2023. Instil expects that its cash, cash equivalents, restricted cash and marketable securities as of December 31, 2024 will enable it to fund its current operating plan beyond 2026.

In-process research and development expenses were nil and $10.0 million for the fourth quarter and full year ended December 31, 2024, respectively, compared to nil for the fourth quarter and full year ended December 31, 2023.

Research and development expenses were $1.1 million and $11.8 million for the fourth quarter and full year ended December 31, 2024, respectively, compared to $2.0 million and $39.6 million for the fourth quarter and full year ended December 31, 2023, respectively.

General and administrative expenses were $10.4 million and $44.2 million for the fourth quarter and full year ended December 31, 2024, respectively, compared to $10.9 million and $47.6 million for the fourth quarter and full year ended December 31, 2023, respectively.

Restructuring and impairment charges were $0.3 million and $7.5 million for the fourth quarter and full year ended December 31, 2024, respectively, compared to $0.2 million and $72.0 million for the fourth quarter and full year ended December 31, 2023, respectively.

Net loss per share, basic and diluted was $1.82 and $11.39 for the fourth quarter and full year ended December 31, 2024, respectively, compared to $1.99 and $24.00 for the fourth quarter and full year ended December 31, 2023, respectively. Non-GAAP net loss per share, basic and diluted was $1.08 and $7.59 for the fourth quarter and full year ended December 31, 2024, respectively, compared to $1.26 and $10.14 for the fourth quarter and full year ended December 31, 2023, respectively.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, Instil has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash stock-based compensation expense and restructuring and impairment charges. Instil believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Instil’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Instil’s operating results. In addition, these non-GAAP financial measures are among the indicators Instil’s management uses for planning purposes and to measure Instil’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Instil may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Instil Bio

Instil Bio is a clinical-stage biopharmaceutical company focused on developing a pipeline of novel therapies. Instil Bio’s subsidiaries include Axion Bio, Inc. (formerly SynBioTx, Inc.) whose lead asset AXN-2510/IMM2510 (formerly SYN-2510/IMM2510) is a novel and differentiated PD-L1xVEGF bispecific antibody in development for the treatment of multiple solid tumor cancers. For more information, visit www.instilbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “exploring,” “future,” “intends,” “may,” “plans,” “potential,” “projects,” “targets” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include express or implied statements regarding our expectations with respect to the license and collaboration agreement with ImmuneOnco; the therapeutic potential of AXN-2510/IMM2510; clinical development of AXN-2510/IMM2510, including the initiation of clinical trials for AXN-2510/IMM2510 and the generation of clinical data for AXN-2510/IMM2510 and the timing thereof; our research, development, regulatory and clinical plans for AXN-2510/IMM2510; our expectations regarding our capital position, resources, and balance sheet, including our cash runway; and other statements that are not historical fact. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties associated with the costly and time-consuming drug product development process and the uncertainty of clinical success; the risks inherent in relying on collaborators and other third parties, including for manufacturing and generating clinical data, and the ability to rely on any such data from clinical trials in China in regulatory filings submitted to regulatory authorities outside of China; the risks and uncertainties related to successfully making regulatory submissions and initiating, enrolling, completing and reporting data from clinical studies, particularly collaborator-led clinical trials, as well as the risks that results obtained in any clinical trials to date may not be indicative of results obtained in ongoing or future trials and that our product candidates may otherwise not be effective treatments in their planned indications; risks related to macroeconomic conditions, including as a result of international conflicts and U.S.-China trade and political tensions, as well as interest rates, inflation, and other factors, which could materially and adversely affect our business and operations and those of our collaborators; the risks and uncertainties associated with the time-consuming and uncertain regulatory approval process and the sufficiency of our cash resources; and other risks and uncertainties affecting us and our plans and development programs, including those discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC, as well as our other filings with the SEC. These forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Contacts:

Investor Relations: 1-972-499-3350 investorrelations@instilbio.com www.instilbio.com

INSTIL BIO, INC.
SELECTED FINANCIAL DATA
(Unaudited; in thousands, except share and per share amounts)

Selected Consolidated Balance Sheet Data

	December 31, 2024	December 31, 2023
Cash, cash equivalents, restricted cash, marketable securities and long-term investments	$115,145	$175,018
Total assets	$263,567	$325,630
Total liabilities	$94,131	$99,801
Total stockholders’ equity	$169,436	$225,829

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating expenses:
In-process research and development	$—	$—	$10,000	$—
Research and development	1,099	1,983	11,838	39,604
General and administrative	10,373	10,872	44,210	47,553
Restructuring and impairment charges	348	165	7,493	72,012
Total operating expenses	11,820	13,020	73,541	159,169
Loss from operations	(11,820)	(13,020)	(73,541)	(159,169)
Interest income	1,352	2,195	6,987	8,866
Interest expense	(3,005)	(1,980)	(8,992)	(5,209)
Other rental income	2,774	—	4,267	—
Other expense, net	(1,196)	(120)	(2,856)	(575)
Net loss	$(11,895)	$(12,925)	$(74,135)	$(156,087)
Net loss per share, basic and diluted	$(1.82)	$(1.99)	$(11.39)	$(24.00)
Weighted-average shares used in computing net loss per share, basic and diluted	6,525,885	6,503,913	6,510,138	6,503,913

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(11,895)	$(12,925)	$(74,135)	$(156,087)
Adjustments:
Non-cash stock-based compensation expense	4,501	4,553	17,257	18,166
Restructuring and impairment charges	348	165	7,493	72,012
Non-GAAP net loss	$(7,046)	$(8,207)	$(49,385)	$(65,909)
Net loss per share, basic and diluted	$(1.82)	$(1.99)	$(11.39)	$(24.00)
Adjustments:
Non-cash stock-based compensation expense per share	0.69	0.70	2.65	2.79
Restructuring and impairment charges	0.05	0.03	1.15	11.07
Non-GAAP net loss per share, basic and diluted*	$(1.08)	$(1.26)	$(7.59)	$(10.14)
Weighted-average shares outstanding, basic and diluted	6,525,885	6,503,913	6,510,138	6,503,913
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*    Non-GAAP net loss per share, basic and diluted may not total due to rounding.

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